UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): May 2, 2024

CHURCH & DWIGHT CO., INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Charles Ewing Boulevard, Ewing, New Jersey	08628
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (609) 806-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	CHD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Church & Dwight Co., Inc. (the “Company”) held its Annual Meeting of Stockholders on May 2, 2024 (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company approved a proposal to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) to provide limited exculpation to covered officers in order to align with new provisions under Delaware law. The amendment, among other things, allows for the limitation of monetary liability of certain officers in connection with direct claims brought by stockholders, including class actions, for breaches of the duty of care in certain circumstances. The amendment to the Certificate of Incorporation to implement these changes was previously approved by the Company’s Board of Directors, subject to stockholder approval. The Company filed the amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, and it became effective, on May 6, 2024.

The foregoing description is qualified in its entirety by reference to the text of the amendment to the Certificate of Incorporation, a copy of which is filed hereto as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The final voting results for each of the proposals submitted to a vote of the Company’s stockholders at the Annual Meeting are set forth below.

Proposal No. 1 — Election of Directors

The following nominees were elected by stockholders to serve on the Company’s Board of Directors for a term of one year each, or until their successors are elected and qualified. The voting results for each director nominee were as follows:

Nominees	For	Against	Abstain	Broker Non-Votes
Bradlen L. Cashaw	188,284,981	7,009,471	720,488	21,782,436
Matthew T. Farrell	180,773,279	13,858,269	1,383,352	21,782,436

Bradley C. Irwin	183,086,166	12,183,828	744,906	21,782,436
Penry W. Price	185,530,958	9,854,288	629,654	21,782,436
Susan G. Saideman	188,852,779	6,564,085	598,036	21,782,436

Ravichandra K. Saligram	181,805,793	13,474,908	734,199	21,782,436

Robert K. Shearer	187,144,678	8,235,826	634,396	21,782,436

Janet S. Vergis	180,677,900	14,745,164	591,836	21,782,436
Arthur B. Winkleblack	184,487,833	10,913,259	613,808	21,782,436

Laurie J. Yoler	188,625,015	6,781,172	608,713	21,782,436

Proposal No. 2 – Advisory Vote to Approve Compensation of the Named Executive Officers

The stockholders approved, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the Annual Meeting. The result of the advisory vote is set forth below:

For	Against	Abstain	Broker Non-Votes
172,851,148	22,273,985	889,767	21,782,436

Proposal No. 3 — Ratification of the Appointment of Independent Registered Public Accounting Firm

The stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024. The voting results on the proposal were as follows:

For	Against	Abstain
204,761,427	12,598,071	437,838

Proposal No. 4 — Approval of Amendment to Amended and Restated Certificate of Incorporation

The stockholders approved the Amendment to Amended and Restated Certificate of Incorporation. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
171,743,848	23,824,583	446,469	21,782,436

Proposal No. 5 – Stockholder Proposal

The stockholders did not approve the stockholder proposal submitted as Proposal 5. The voting results on the proposal were as follows:

For	Against	Abstain	Broker Non-Votes
36,433,191	157,011,743	2,569,966	21,782,436

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amendment to the Company’s Amended and Restated Certificate of Incorporation, as approved by the Company’s stockholders on May 2, 2024, and filed with the Secretary of State of the State of Delaware on May 6, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date: May 6, 2024	By:	/s/ Patrick de Maynadier
	Name:	Patrick de Maynadier
	Title:	Executive Vice President, General Counsel and Secretary